LOAN AGREEMENT
                                 --------------


This Loan Agreement (the "Agreement") dated as of October 7, 2003, is made by and among MR3 Systems, Inc. (the "Company") and High Stakes Capital LLC (the "Lender").

NOW, THEREFORE, in consideration of the mutual covenants herein set forth, the parties hereto agree as follows:

1.   THE LOAN

a. The Company agrees to execute the Promissory Note in the form attached hereto as Exhibit A (the "Note") and to deliver to the Lender the Common Stock Warrants described in Paragraph 2 below.

b. The Note will be in the total principal amount of $1,250,000.00 and will bear interest at the rate of 14% per annum and be due and payable on March 1, 2006.

c. The principal amount of the Note shall be disbursed as follows:

     i.   $250,000 immediately upon the closing of this loan; and

     ii. four additional increments of $250,000 each upon receipt by Lender of invoices for equipment, engineering fees or other expenses related to and incurred in connection with the Use of Proceeds for the Commercial Unit as described in paragraph 3 below.

d. The Note shall mature and be due and payable in full on the earliest of the following dates:

     i.   March 1, 2006, or

     ii. The date twenty four (24) months from the date the Commercial Unit described below is completed and operational.

e. The Note shall be repaid, with accrued interest, immediately upon the occurrence of any of the following events:

     i.   the sale of the Commercial Unit described below,

     ii. any receipt of funds by the Company greater than $5.0 million, in a single transaction or series of transactions over any rolling 9 month time period, or

     iii. any material sale of Company assets in an amount exceeding $1.0 million.


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

2.   THE WARRANTS

As further consideration for the agreement of the Lender hereunder, the Company shall grant to the Lender five year warrants to purchase 2,000,000 shares of common stock of the Company (which amount will be adjusted for any stock splits or reverse stock splits which have occurred prior to the date of exercise), at a strike price of $0.23/share, as evidenced by duly authorized and executed Common Stock Warrants (the "Warrants") delivered to the Lender on the date the Company executes the Note. The warrant shall be in the form of Exhibit B. The Company grants to Lender piggyback registration rights and agrees to register the shares underlying these Warrants as part of any registration statement the Company should file with the SEC for so long as any of the Warrants remain outstanding.

3.   USE OF PROCEEDS

The proceeds from this Loan are to be used by the Company solely for the purpose of designing, engineering, constructing, installing, testing and operating a plant utilizing the Company's MR3 Technology for applications to commercially separate metals (the "Commercial Unit").
Lender will have the right to consent to the initial use of the Commercial Unit, and such consent shall not be unreasonably withheld.

4.   SECURITY

The Company grants to Lender a first priority lien on the Commercial Unit, together with a security interest in the MR3 Technology used in connection with the development and operation of the Commercial Unit, pursuant to the Security Agreement attached hereto as Exhibit C. The Security Agreement shall secure all amounts owing under the Note, together with the performance of all obligations and amounts to be paid to Lender under this Loan agreement.

5.   RESIDUAL PAYMENTS

Upon any sale, lease, licensing or similar arrangement with respect to the Commercial Unit, the Company agrees to pay to Lender an amount equal to 10% of any royalty (or other similar payments based on the amount or value of metals, minerals or other products produced from the Commercial Unit) paid to the Company in connection with the sale, leasing, licensing or other similar arrangement respecting the Commercial Unit. The Company will make such payments to Lender within five (5) business days of receipt.


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

6.   PENALTY PAYMENTS

On the first month that any principal or interest becomes overdue, the interest rate on the loan shall be increased to 18% per annum. The lender shall then also be entitled to receive 250, 000 warrants per quarter that shall have a strike price which is the average of the close of the preceding 20 trading days for each period that the principal or interest is overdue. The warrants shall be issued as of the first day of any such quarter and shall be deemed fully earned, regardless of whether the amounts overdue are paid during any such quarter.

7.   CONVERSION OF NOTE

Should the Company and Lender agree that the Commercial Unit shall be used in a toll refining business to treat milled ores, sludges, concentrates, slimes or tailings from customers delivered to a processing site using the Commercial Unit, then the Company shall form a separate subsidiary (the "Subsidiary") for such business and Lender shall have the right to convert the Note into equity of the Company, or such Subsidiary, as follows:

     a. If the Company has closed an equity financing within the last 6 months, or is in the process of raising equity for the Company, Lender shall have the option to convert the Note into the same equity instrument of the Company on the same terms as such offering or offerings.

     b. If the Company has not completed an equity financing, and is not in the process of raising equity, Lender shall have the option to convert the Note into common shares of the Company at a price per common share equal to 15% less than the average closing price of the Company's common stock for the preceding twenty
(20) trading days.

     c. Upon formation of the Subsidiary, Lender shall have the right to convert the Note into the same type of equity security of such Subsidiary as is issued to the Company at the time of formation, on a pro-rata basis with the Company, but in no event shall the amount of shares of common stock or other equity security of such Subsidiary exchanged for the Note represent less than 40% of the fully diluted outstanding equity (including common and convertible preferred shares and convertible debt) of such Subsidiary. For purposes of this paragraph, the contribution by the Company of the royalty free perpetual license for the technology used to operate the Commercial Unit referred to in Section 2(e) of the Security Agreement will constitute the Company's pro rata contribution under this paragraph.

Upon a determination by the Company to enter the toll refining business with the Commercial Unit, the Company shall give Lender written notice, stating the conversion price with respect to paragraphs (a) and (b) above, the basis of determining such price, the proposed outstanding equity of the Subsidiary (including common and convertible preferred shares and convertible debt), and the number of shares into which the Note may convert. with respect to each option above. Lender shall have the right, but not the obligation, to exercise this conversion option for a period of 180 days from receipt of such notice by notice to the Company, stating which of the foregoing conversion options it has elected. Upon receipt of Lender's exercise notice, the Company shall issue the shares subject to such exercise within fifteen (15) business days.


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

The Company also grants to Lender piggyback registration rights and agrees to register the shares underlying this conversion right as part of any registration statement the Company or the Subsidiary should file with the SEC after the date of exercise of this conversion right.

8.   REPRESENTATIONS OF THE COMPANY

The Company hereby represents and warrants to the Lender that:

a. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

b. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Note, the Security Agreement and the Warrant and the performance of all obligations of the Company hereunder and there under has been taken or will be taken prior to the Loan closing date, and this Agreement, the Note, the Security Agreement and the Warrant constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms.

c. There is no action, suit, proceeding or investigation pending or currently threatened against the Company that questions the validity of this Agreement, the Note, the Security Agreement or the Warrant, or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company.

d. Neither the execution nor delivery of this Agreement, the Note, the Security Agreement or the Warrants, will conflict with or result in the breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which the Company is now obligated. The Company has obtained all required consents for the transactions contemplated pursuant to this Agreement.

9.   NEGATIVE COVENANT

So long as any portion of the Loan is still outstanding, the Company shall not, without the prior written consent of the Lender, incur additional indebtedness which is secured by the Commercial Unit or the technology used to design and/or operate the Commercial Unit.

10.  REPRESENTATIONS OF THE LENDER

The Lender hereby represents and warrants to the Company that he has full power and authority to enter into this Agreement and the Agreement constitutes a valid and legally binding obligation of the Lender, enforceable in accordance with its terms.


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

11.  MISCELLANEOUS

a. Survival of Representations. The representations of the Company and the Lender contained in this Agreement shall survive the execution and delivery of this Agreement and the Loan closing date.

b. Binding Effect: Successors and Assigns. This Agreement shall be binding on and enforceable against the parties to it and their respective heirs, legal representatives, and successors and assigns.

c. Governing Law. This Agreement shall be governed by and construed under the laws of the State of California.

d. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

e. Agreement to Perform Necessary Acts. Each party to this Agreement agrees to perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the intent of this Agreement.

f. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been given on the date of service if served personally on the party to whom notice is to be given or within three days after mailing, if mailed to the party to whom notice is to be given, by Third-class mail, postage prepaid, and properly addressed to the party at the address set forth on the signature page of this Agreement, or any other address that a party may subsequently designate by written notice to the other.

g. Amendment of Agreement. This Agreement may be amended, modified, altered or repealed, in whole or in part, only by execution and delivery of a written agreement by all the parties hereto.

h. Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

i. Attorneys' Fees. In any action, arbitration or proceeding arising out of or related to this Agreement, the prevailing party shall be entitled to its reasonable attorney fees and related costs, including fees and costs incurred prior to formal initiation of an action or proceeding, and including fees and costs incurred for collecting or attempting to collect any judgment or award.

j. Expenses. Each of the parties hereto will bear its own legal fees and other expenses in connection with the transactions contemplated by this Agreement.


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

k. Severability. If any term or provision of this Agreement, including the exhibits hereto, or the application thereof to any person, property or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Agreement, including the exhibits or the application of such term or provision to persons, property or circumstances other than those as to which it is invalid and unenforceable, shall not be affected thereby, and each term and provision of this Agreement and the exhibits shall be valid and enforced to the fullest extent permitted by law.

l. No Third Party Beneficiaries. Nothing herein expressed or implied is intended to confer upon any person, other than the parties hereto or their respective permitted assigns, successors, heirs and legal representatives, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

m. No Partnership or Joint Venture. Notwithstanding anything to the contrary contained herein, nothing contained herein shall be construed as creating a partnership or joint venture relationship between the parties hereto, and the parties hereto shall be deemed to have made any elections necessary under any applicable law, rule or regulation to prevent their being considered or deemed to be a partnership or joint venture.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the day and year first above written.


MR3 SYSTEMS, INC.

By: /s/ RANDALL S. REIS
    -------------------
Randall S. Reis
Chairman & CEO

Address:  435 Brannan Street
          Suite 200
          San Francisco, CA  94107


High Stakes Capital LLC

By: /s/ Theodore H. Swindells
    -------------------------
Address:  11400 South East 8th Street
          Unit 420
          Bellevue, WA  98004


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

                                 PROMISSORY NOTE
                                 ---------------


$1,250,000.00                                            Dated: October 7, 2003

FOR VALUE RECEIVED, the undersigned, MR3 SYSTEMS, INC. (the "Borrower"), HEREBY UNCONDITIONALLY PROMISES TO PAY to the order of HIGH STAKES CAPITAL LLC, or nominee (the "Lender"), the principal sum of up to ONE MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS ($1,250,000.00), on MARCH 1, 2006. The timing of disbursements, and the amount and maturity date of any principal sum due hereunder shall at all times be computed and determined pursuant to the terms and conditions of the loan agreement ("Loan Agreement") to which this Note is attached as Exhibit A, and shall be appropriately noted as to date and amount of disbursement on
Schedule 1 hereto. This Note is secured by a Security Agreement of even date herewith.

          The Borrower further promises to pay interest on the outstanding principal amount of this Promissory Note from the date hereof until maturity, at a rate per annum equal at all times to fourteen percent (14%), said interest to accrue and be payable at maturity. All computations of interest shall be made on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

          This Note is convertible into common stock of the Company as set forth in the Loan Agreement.

          All payments hereunder shall be made in lawful money of the United States of America and in same day or immediately available funds, to the Lender, at 11400 South East 8th Street, Unit 420, Bellevue, Washington 98004, or at such other place or to such account as the Lender from time to time shall designate in a written notice to the Borrower.

          In the event that any amount of principal or interest, or any other amount payable hereunder, is not paid in full when due (whether at stated maturity, by acceleration or otherwise), the Borrower agrees to:

     i. pay interest on such unpaid principal or other amount, from the date such amount becomes due until the date such amount is paid in full, payable on demand, at a rate per annum equal at all times to eighteen percent (18%), and

     ii. issue an additional 250,000 warrants per quarter any such payments are due or outstanding, with a strike price of the average bid price for the preceding 20 trading days, such warrants to be issued the first day of each such quarter, and to be deemed fully earned regardless of whether the note is paid at any time during the quarter in which the warrants are to be issued..

          Whenever any payment hereunder shall be stated to be due, or whenever any interest payment date or any other date specified hereunder would otherwise occur, on a day other than a Business Day (as defined below), then such payment


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

shall be made, and such interest payment date or other date shall occur, on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest hereunder. As used herein, "Business Day" means a day (i) other than Saturday or Sunday, and (ii) on which commercial banks are open for business in San Francisco, California.

          Anything herein to the contrary notwithstanding, if during any period for which interest is computed hereunder, the amount of interest computed on the basis provided for in this Promissory Note, together with all fees, charges and other payments which are treated as interest under applicable law, as provided for herein or in any other document executed in connection herewith, would exceed the amount of such interest computed on the basis of the Highest Lawful Rate, the Borrower shall not be obligated to pay, and the Lender shall not be entitled to charge, collect, receive, reserve or take, interest in excess of the Highest Lawful Rate, and during any such period the interest payable hereunder shall be computed on the basis of the Highest Lawful Rate. As used herein, "Highest Lawful Rate" means the maximum non-usurious rate of interest, as in effect from time to time, which may be charged, contracted for, reserved, received or collected by the Lender in connection with this Promissory Note under applicable law.

          The Borrower may prepay the outstanding amount hereof in whole or in part at any time, without premium or penalty; provided that should such a prepayment take place prior to April 15, 2004, Borrower shall pay to Lender a prepayment penalty equal to six months' interest on the average daily outstanding principal balance during the term of the Loan prior to such prepayment. Together with any such prepayment the Borrower shall pay accrued interest on the amount prepaid.

          So long as any amount payable by the Borrower hereunder shall remain unpaid, the Borrower will furnish to the Lender from time to time such information respecting the Borrower's financial condition as the Lender may from time to time reasonably request.

          The Borrower represents and warrants to the Lender that this Promissory Note does not contravene any contractual or judicial restriction binding on or affecting the Borrower and that this Promissory Note is the legal, valid and binding obligation of the Borrower enforceable against him in accordance with its terms.

          The occurrence of any of the following shall constitute an "Event of Default" under this Promissory Note:

          (1) the failure to make any payment of principal, interest or any other amount payable hereunder when due under this Promissory Note or the breach of any other condition or obligation under this Promissory Note;

          (2) a breach of or failure to perform any representation, condition or obligation under the Loan Agreement or Security Agreement;

          (3) the filing of a petition by or against the Borrower under any provision of the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time, or under any similar law relating to bankruptcy, insolvency or other relief for debtors; or appointment of a receiver, trustee, custodian or liquidator of or for all or any part of the assets or property of the Borrower; or the insolvency of the Borrower; or the making of a general assignment for the benefit of creditors by the Borrower; or

          Upon the occurrence of any Event of Default, the Lender, at its option, may (i) by notice to the Borrower, declare the unpaid principal amount of this Promissory Note, all interest accrued and unpaid hereon and all other amounts payable hereunder to be immediately due and payable, whereupon the unpaid principal amount of this Promissory Note, all such interest and all such other amounts shall become immediately due and payable, without presentment, demand, protest or further notice of any kind, provided that if an event described in paragraph (3) above shall occur, the result which would otherwise occur only upon giving of notice by the Lender to the Borrower as specified above shall occur automatically, without the giving of any such notice; and (ii) whether or not the actions referred to in clause (i) have been taken, exercise any or all of the Lender's rights and remedies available to the Lender under that Loan Agreement or Security Agreement, each dated as of October 7, 2003 between the Borrower and the Lender, or otherwise available to the Lender under applicable law.

The Borrower agrees to pay on demand all the losses, costs, and expenses (including, without limitation, attorneys' fees and disbursements) which the Lender incurs in connection with enforcement or attempted enforcement of this Promissory Note, or the protection or preservation of the Lender's rights under this Promissory Note, whether by judicial proceedings or otherwise. Such costs and expenses include, without limitation, those incurred in connection with any workout or refinancing, or any bankruptcy, insolvency, liquidation or similar proceedings.

          The Borrower hereby waives diligence, demand, presentment, protest or further notice of any kind. The Borrower agrees to make all payments under this Promissory Note without setoff or deduction and regardless of any counterclaim or defense.

          No single or partial exercise of any power under this Promissory Note shall preclude any other or further exercise of such power or exercise of any other power. No delay or omission on the part of the Lender in exercising any right under this Promissory Note shall operate as a waiver of such right or any other right hereunder.

          This Promissory Note shall be binding on the Borrower and its successors and assigns, and shall be binding upon and inure to the benefit of the Lender, any future holder of this Promissory Note and their respective successors and assigns. The Borrower may not assign or transfer this Promissory Note or any of its obligations hereunder without the Lender's prior written consent.


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

THIS PROMISSORY NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH CALIFORNIA LAW.

                                                MR3 SYSTEMS, INC.

                                                By:  /s/ RANDALL S. REIS
                                                         ----------------------
                                                         Name:  Randall S. Reis
                                                         Title: Chairman & CEO

                                                Address: 435 Brannan Street
                                                         Suite 200
                                                         San Francisco, CA 94107


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